EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES PRELIMINARY EARNINGS

CHICAGO, IL, August 13, 2009---Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three and six months ended June 30, 2009.

Selected Results and Discussion

•	Consolidated revenue was $7.5 million for the three months ended June 30, 2009 versus $8.5 million for the same period in 2008. The $1.0 million decrease in revenue was largely influenced by the following factors:

°	Commissions and fees declined by $330,000 to $6.8 million for the three months ended June 30, 2009, compared to the same period in 2008. We believe the Company's focus on improving margins at the client level contributed to some of the decline in trading volume, as did the impact of market drivers. Trade activity stabilized during the quarter ended June 30, 2009, but at lower levels, impacting revenue by $1.4 million. Due to an increased focus on account level gross margins, commissions per trade improved 26% to $6.26, offsetting some of the reduction in volume by $1.1 million.

°	Net interest income declined by $746,000 to $440,000 for the three months ended June 30, 2009, compared to same period in 2008. The decline was primarily attributable to a drop in the federal funds rate-the base rate from which the Company earns interest on its bank deposits and margin loans. Additionally, client margin balances are down more than 67% as of June 30, 2009 compared to the same period in 2008.

°	Software fees from Tradient platform subscriptions were $230,000 for the three months ended June 30, 2009, compared to $193,000 for the same period last year-a 19% increase that can be attributed to a decline in the number of clients qualifying for rebates. The number of Tradient platform users declined to 2,109 as of June 30, 2009 from 2,665 as of June 30, 2008. The decline of 556 users is primarily due to a single relationship that was terminated in January 2009.

•	Overall trade activity was lower during the three months ended June 30, 2009 compared to the same period in 2008. DARTs (daily average revenue trades) were 17,229 for the three months ended June 30, 2009 compared to 22,373 for the same period in 2008. The majority of this decline is attributable to the decline in the number of users related to a single relationship that was terminated in January 2009. Shares and contracts traded during the second quarter ending June 30, 2009 totaled 1.7 billion compared to 2.0 billion in the same period last year. The level of trading activity was fairly consistent during the second quarter 2009.

•	Commission gross profit margin (commissions and fees less cost of sales) increased 8.4% to 50.6% for the three months ended June 30, 2009, compared to the same period in 2008. The margin improvement was primarily driven by a shift in the mix of trades allocated through each of the trading platforms the Company offers, with more trades being executed through the Company's lower cost proprietary platforms and other lower cost third party platforms. 48% of trades were executed through these lower cost platforms in the three months ended June 30, 2009, compared to 32% for the same period in 2008.

•	Adjusted EBITDA was $245,000 for the three months ended June 30, 2009 compared to $1.3 million for the same period in 2008.

•	Net loss per share was $0.01 for the three months ended June 30, 2009 compared to net income per share of $0.02 for the same period in 2008.

•	The Company increased its reserve as of June 30, 2009 for a potential fine related to a pending regulatory matter with FINRA involving allegations relating to the Company's past practices for soft dollar accounts. The Company has previously made a written response to the FINRA allegations which are primarily based on events that occurred in 2004 and 2005. The Company continues to seek a reasonable negotiated settlement.

"The environment in which we operate remains very challenging," said Michael Nolan, President and CEO. "Low interest rates, weak client appetite for leverage and increased regulatory oversight all pose tests on business momentum in this industry at this time. Our strategy has been to remain focused on the operating initiatives that we can control, like strategic relationships, customer level margins and capital allocation. By doing so, our commission revenue margin has increased year over year and remained above the 50% level, which positions us well for a turnaround in economic conditions."

Stock Repurchase Authorization

The Company repurchased a total of 428,434 shares of common stock at a cost of $272,056 during the three months ended June 30, 2009.

Brokerage Services Segment

             Second quarter 2009 highlights
•	Brokerage revenue of $7.3 million for the three months ended June 30, 2009-a decline of 13% compared to the same period in 2008-predominately attributable to a decline of $800,000 in net interest income versus same period last year due to lower federal funds rates and customer margin balances. Commissions and fees declined $330,000 due to lower trading volume offset by an increase in average price per trade.
•	Pre-tax net income of $752,000 for the three months ended June 30, 2009-relatively flat compared to the same period last year.
•	Adjusted EBITDA of $1.1 million for the three months ended June 30, 2009- relatively flat compared to the same period last year.

Software Services Segment

             Second quarter 2009 highlights
•	Revenue of $230,000 for the three months ended June 30, 2009-an increase of 19% compared to the same period in 2008. The increase is due to a decline in the number of clients qualifying for rebates.
•	Pre-tax net loss of $104,000 for the three months ended June 30, 2009, compared to net income of $401,000 in the same period in 2008. The large shift in performance is due to $320,000 of development expense being capitalized in the three months ending June 30, 2008 versus $114,000 in the same period 2009. The remaining difference is due to increased headcount in the development group.
•	Adjusted EBITDA of ($27,000) for the three months ended June 30, 2009 compared to $485,000 for the same period in 2008.
•	The number of Tradient platform users declined to 2,109 as of June 30, 2009 from 2,665 as of June 30, 2008. The decline of 556 users is primarily due to a single relationship that was terminated in January 2009.

Unallocated Expenses
•	Unallocated expenses increased from $495,000 in the quarter ending June 30, 2008 to $998,000 in the quarter ending June 30, 2009. The increase relates to $500,000 of legacy payables that were written off in the second quarter of 2008.

SEGMENT REPORTING and CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES
Commissions and fees	$6,796,628	$7,122,860	$13,472,764	$15,291,616

Interest income	440,307	1,400,545	860,583	3,471,429
Interest expense on brokerage accounts	-	213,686	-	822,429
Net interest income	440,307	1,186,859	860,583	2,649,000

Software fees, net	229,682	193,333	487,201	352,336
Other revenue	63,084	42,482	107,358	196,487

Net revenues	7,529,701	8,545,534	14,927,906	18,489,439

EXPENSES
Commissions and clearing	2,387,600	2,863,605	5,088,258	5,779,003
Compensation and benefits	2,140,300	2,015,573	4,400,677	4,809,325
Software and market data	860,240	1,599,970	1,753,641	3,250,110
Advertising and promotional	207,111	148,196	294,340	255,185
Professional fees	692,314	515,080	1,379,235	1,311,931
Communications and information technology	227,275	191,523	466,465	448,094
Depreciation and amortization	568,987	568,368	1,132,255	1,125,931
Other general and administrative expenses	796,260	(36,129)	1,303,230	430,385

Total expenses	7,880,087	7,866,186	15,818,101	17,409,964

Income (loss) before income taxes	(350,386)	679,348	(890,195)	1,079,475

Income tax benefit (provision)	135,000	(280,118)	345,000	(508,118)

Net income (loss)	(215,386)	399,230	(545,195)	571,357

Dividends on preferred stock	-	(2,538)	-	(20,113)

Net income (loss) attributable to common shareholders	$(215,386)	$396,692	$(545,195)	$551,244

Net income (loss) per common share:
Basic	$(0.01)	$0.02	$(0.02)	$0.02

Diluted	$(0.01)	$0.02	$(0.02)	$0.02

Weighted average common shares outstanding:
Basic	25,453,124	26,037,661	25,467,950	26,223,876

Diluted	25,453,124	26,037,661	25,467,950	26,223,876

Condensed consolidated financial statements - Preliminary Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$9,193,572	$7,889,553
Cash segregated in compliance with federal regulations	120,190,318	141,159,364
Receivables from brokers, dealers and clearing organizations	18,611,294	13,568,459
Receivables from customers and non-customers, net	8,850,339	4,858,360
Property and equipment, net	1,253,991	1,221,066
Capitalized software development costs, net	1,913,053	2,060,015
Intangible assets, net	3,426,439	4,111,514
Income tax receivables	716,264	1,446,264
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	2,129,761	1,784,761
Other assets	1,131,810	1,346,764
Total assets	$174,918,249	$186,947,528

LIABILITIES AND SHAREHOLDERS' EQUITY

Payables to brokers, dealers and clearing organizations	$811,995	$913,621
Payables to customers and non-customers	140,724,283	151,970,566
Accounts payable and accrued expenses	2,605,058	2,525,692
Total liabilities	144,141,336	155,409,879

Commitments and contingencies

Shareholders' equity
Preferred stock; $10 par value; 5,000,000 shares authorized; (none issued)	-	-
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and 25,054,508 shares outstanding at June 30, 2009 and 25,482,942 shares issued and outstanding at December 31, 2008	254,829	254,829
Treasury stock, at cost; 428,434 shares at June 30, 2009 and no shares at December 31, 2008	(272,056)	-
Additional paid-in capital	52,061,933	52,005,418
Accumulated deficit	(21,267,793)	(20,722,598)
Total shareholders' equity	30,776,913	31,537,649
Total liabilities and shareholders' equity	$174,918,249	$186,947,528

        In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Company uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance with or an alternative for GAAP, and should not be considered more meaningful than amounts determined in accordance with GAAP, and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic can help in the assessment and evaluation of the relative strength of the Company's operating performance and is intended to assist investors in evaluating the current operating and financial performance of the Company's core business. The Company's management uses these measures internally for reviewing its financial results and for business planning. The Company discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

       Below are Terra Nova's preliminary unaudited Segment & Total Adjusted EBITDA reconciliations for the three and six months ended June 30, 2009 and 2008.
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES
Commissions and fees	$6,796,628	$7,122,860	$13,472,764	$15,291,616
Net interest income	440,307	1,186,859	860,583	2,649,000
Software fees, net	229,682	193,333	487,201	352,336
Other revenue	63,084	42,482	107,358	196,487
Net revenues	7,529,701	8,545,534	14,927,906	18,489,439

Cost of sales	3,360,248	4,114,822	6,715,198	8,465,661
Gross profit	4,169,453	4,430,712	8,212,708	10,023,778
Operating expenses	4,519,839	3,751,364	9,102,903	8,944,303

Income (loss) before income taxes	(350,386)	679,348	(890,195)	1,079,475

Income tax benefit (provision)	135,000	(280,118)	345,000	(508,118)

Net income (loss)	(215,386)	399,230	(545,195)	571,357

Adjustments:
Depreciation and amortization	568,987	568,368	1,132,255	1,125,931
Stock-based compensation	26,350	28,322	56,515	70,806
Income tax (benefit) provision	(135,000)	280,118	(345,000)	508,118

Total Adjusted EBITDA	$244,951	$1,276,038	$298,575	$2,276,212

Commissions gross profit	$3,436,380	$3,008,038	$6,757,566	$6,825,955
Commissions gross profit margin	50.6%	42.2%	50.2%	44.6%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Segment reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
Brokerage Services Segment	2009	2008	2009	2008
Total revenues	$7,300,019	$8,352,201	$14,440,705	$18,137,103
Total expenses	(6,548,422)	(7,578,781)	(13,362,066)	(16,268,514)
Income before income taxes	751,597	773,420	1,078,639	1,868,589
Net income	751,597	773,420	1,078,639	1,868,589

ADJUSTMENTS:
Depreciation and amortization	394,097	385,903	784,105	770,720
Total Adjusted EBITDA	$1,145,694	$1,159,323	$1,862,744	$2,639,309

	Three Months Ended June 30,		Six Months Ended June 30,
Software Services Segment	2009	2008	2009	2008
Total revenues	$491,552	$747,944	$1,059,907	$1,303,666
Elimination of intercompany charges	(261,870)	(554,611)	(572,706)	(951,330)
Total expenses	(333,336)	207,462	(667,909)	(254,982)
Income (loss) before income taxes	(103,654)	400,795	(180,708)	97,354
Net income (loss)	(103,654)	400,795	(180,708)	97,354

ADJUSTMENTS:
Depreciation and amortization	76,889	84,498	151,956	157,853
Total Adjusted EBITDA	$(26,765)	$485,293	$(28,752)	$255,207)

Total Adjusted EBITDA for Segments:	$1,118,929	$1,644,616	$1,833,992	$2,894,516

	Three Months Ended June 30,		Six Months Ended June 30,
Unallocated expenses	2009	2008	2009	2008
Total revenues	$-	$-	$-	$-
Total expenses	(998,329)	(494,867)	(1,788,126)	(886,468)
Loss before income taxes	(998,329)	(494,867)	(1,788,126)	(886,468)
Income tax benefit (provision)	135,000	(280,118)	345,000	(508,118)
Net loss	(863,329)	(774,985)	(1,443,126)	(1,394,586)

ADJUSTMENTS:
Depreciation and amortization	98,001	97,967	196,194	197,358
Stock-based compensation	26,350	28,322	56,515	70,806
Income tax (benefit) provision	(135,000)	280,118	(345,000)	508,118
Total Adjusted EBITDA for Unallocated expenses:	$(873,978)	$(368,578)	$(1,535,417)	$(618,304)

Total Adjusted EBITDA	$244,951	$1,276,038	$298,575	$2,276,212

About Terra Nova Financial Group, Inc.

       Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to the professional trading community. The Company has three primary subsidiaries: Terra Nova Financial, LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of Financial Industry Regulatory Authority provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. Tradient Technologies, Inc., a financial technology development business provides proprietary applications for electronic trade execution, order routing and clearing. SC QuantNova Research SRL, based in Bucharest, Romania, provides software development, architecture and engineering for Tradient and back office clearing systems. Terra Nova Financial Group, Inc. trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

       Terra Nova Financial, LLC ("Terra Nova") is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. This recognition originated with the firm's role (from 1996 to 1998) as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext). Terra Nova empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced technology tools. Terra Nova was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York. Primary sources of revenue for Terra Nova include commissions, account fees and interest.

       Terra Nova is a member of Financial Industry Regulatory Authority ("FINRA"), Securities Investor Protection Corporation ("SIPC"), National Futures Association ("NFA"), The Depository Trust Company ("DTCC"), National Securities Clearing Corporation ("NSCC") and The Options Clearing Corporation ("OCC") along with the following exchanges: International Securities Exchange, Boston Options Exchange, Chicago Stock Exchange, National Stock Exchange, NYSE Arca Options, NYSE Arca Equities, NYSE Alternext US, NYSE Euronext, NASDAQ OMX Group Inc., NASDAQ OMX PHLX, and CBOE Stock Exchange.

       Tradient Technologies, Inc. ("Tradient") operates the Company's proprietary technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are shaped by what we believe are the foremost needs of professional traders, hedge funds and registered investment advisors-efficiency, consistency and value-using a swift, targeted innovation and development process. Tradient is located in Chicago, Illinois. Primary sources of revenue for Tradient include software licensing and routing fees.

       Tradient offers three trading platforms. Tradient's flagship product, Tradient Pro, is a fully customizable Level II trading platform that efficiently executes sophisticated equity and options trading strategies. Tradient Plus is a customizable trading platform designed for ease of use that economically offers essential equity and options trading features. Tradient Web is a browser-based trading system providing anytime, anywhere access to quotes, research, charting tools and other resources to help traders trade the market online.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.TradientTech.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654